       03.02.001

                             ARTICLES of AMENDMENT

                                      TO

                           ARTICLES of INCORPORATION

                                      OF

                        INVESTORS INSURANCE GROUP, INC.


In compliance with the requirements of Section 607.1006, Florida
Statutes, the undersigned corporation, desiring to amend its Articles of Incorporation does hereby certify:


   1. The name of the Corporation is INVESTORS INSURANCE GROUP, INC.

   2. The amendment so adopted is as follows:

        "RESOLVED, that Article III of the Articles of Incorporation, entitled "CAPITAL STOCK" be deleted in its entirety and replaced with the following:

        (A) The number of shares of stock that this Corporation is authorized to have outstanding at any one time shall be equal to Fifty Million (50,000,000) consisting of:

         1. Twenty Million (20,000,000) Preferred Shares, no par value.
         2. Thirty Million (30,000,000) Common Shares, par value $.50 per share.

        (B) The Board of Directors is authorized, subject to the limitations prescribed by law and the provisions of this
            Article III, to provide for the issuance of the shares of Preferred Stock in series, and by filing an amendment pursuant to section 607.0602 of the Florida Corporation Laws, to establish from time to time the number of shares to be included in such series, and to fix the designation, powers, preferences and rights of the shares of such series and the qualifications, limitations or restrictions thereof, without shareholder action.

            The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

                   (a) The number of shares constituting that series and
                       the distinctive designation of that series;

                   (b) The dividend rate on the shares of that series, if
                       any, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;



       03.02.002

                   (c) Whether that series shall have voting rights, and
                       if so the terms of such voting rights;


                   (d) Whether that series shall have conversion
                       privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                   (e) Whether or not the shares of that series shall be
                       redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount shall vary under different conditions and at different redemption dates;

                   (f) Whether that series shall have a sinking fund for
                       the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

                   (g) The rights of the shares of that series in the event
                       of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

                   (h) Any other relative rights, preferences and limitations of that series.

   Dividends on outstanding shares of Preferred Stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on the common shares with respect to the same dividend period."

   3. The date of the adoption of the amendment was November 17, 1995.

   4. The amendment was approved by the shareholders of the single class of shares which the corporation has authority to issue and the number of shares cast for the amendment was sufficient for approval.

        IN WITNESS WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by its President and Secretary this 9th day of February, 1996.





By:  /s/ Melvin C. Parker                 Attest:    /s/ Susan F.  Powell
     --------------------                            --------------------
     Melvin C. Parker, President                     Susan F. Powell,
                                                     Assistant Secretary



	                                                       (SEAL)